                                  EXHIBIT 10.16

                                                                  EXECUTION COPY


                              CONSULTING AGREEMENT

       This Consulting Agreement (this "Agreement") is entered into and effective as of January 15, 2001 (the "Effective Date"), by and between Little Switzerland, Inc., a Delaware corporation (the "Corporation"), with its principal executive offices located at 161-B Crown Bay Cruise Ship Port, St. Thomas, U.S.V.I. 00804, and Jewelcor Management, Inc., a Nevada corporation (the "Independent Contractor"), with its principal executive offices located at 100 North Wilkes-Barre Boulevard, Wilkes-Barre, Pennsylvania 18702.

                                    RECITALS

       WHEREAS, the Independent Contractor has previously provided to the Corporation, and it is contemplated that it will continue to provide to the Corporation in the future, significant consulting services of substantial benefit to the Corporation and its shareholders; and

       WHEREAS, the Corporation and the Independent Contractor desire to formalize their existing understandings and agreements with respect to the consulting services heretofore and hereafter provided by the Independent Contractor; and

       WHEREAS, the Corporation desires to compensate the Independent Contractor for its services to the Corporation and for the continued retention of the Independent Contractor to be available to act as a consultant to assist in developing and assist in implementing a strategic plan for the Corporation and for other related consulting services to which the parties may agree, as described in SCHEDULE A attached hereto and incorporated herein by reference (the "Services"); and

       WHEREAS, the Independent Contractor agrees to accept the compensation provided for in this Agreement and to perform the Services for the Corporation under the terms and conditions set forth in this Agreement, it being expressly understood that the Independent Contractor shall perform Services as an independent contractor and nothing contained herein shall be construed to be inconsistent with this relationship or status;

       NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Independent Contractor hereby agree as follows:

                                    SECTION ONE

            Representations and Warranties of the Independent Contractor

       The Independent Contractor represents, warrants, covenants and agrees that:

      (a) the Independent Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its performance of Services requires such qualification (except where the failure to so qualify would not have a material adverse effect on the ability of the Independent Contractor to perform such Services);

      (b) the Independent Contractor has all necessary corporate power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement;

      (c) this Agreement has been duly and validly authorized, executed and delivered by the Independent Contractor, and constitutes the valid and binding obligation of the Independent Contractor, and is enforceable against the Independent Contractor in accordance with its terms; and

      (d) the execution, delivery and performance by the Independent Contractor of this Agreement does not (1) violate or conflict with any provision of the Independent Contractor's charter or by-laws; (2) violate, conflict with, or result in a breach or termination of (or require any consent or approval under) any agreement, license, arrangement or understanding, whether written or oral, to which the Independent Contractor or its agents or employees (or any one of them) in said capacity is a party; or (3) violate any law, judgment, decree, order, rule or regulation applicable to the Independent Contractor or its agents or employees (or any one of them) in said capacity.

                                    SECTION TWO

                 Representations and Warranties of the Corporation

       The Corporation represents, warrants, covenants and agrees that:

      (a) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

      (b) the Corporation has all necessary corporate power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement;

      (c) this Agreement has been duly and validly authorized, executed and delivered by the Corporation, and constitutes the valid and binding obligation of the Corporation, and is enforceable against the Corporation in accordance with its terms; and

      (d) the execution, delivery and performance by the Corporation of this Agreement does not (1) violate or conflict with any provision of the Corporation's Certificate of Incorporation or by-laws; (2) violate, conflict with, or result in a breach or termination of (or require any consent or approval under) any agreement, license, arrangement or understanding, whether written or oral, to which the Corporation is a party; or (3) violate any law, judgment, decree, order, rule or regulation applicable to the Corporation.

                                   SECTION THREE
                               Nature of the Services

       In accordance with the terms and conditions of this Agreement, the Independent Contractor shall, to the extent requested from time to time by the Corporation, continue to perform consulting Services for the benefit of the Corporation with respect to all matters relating to or affecting all items set forth in SCHEDULE A attached hereto. The Independent Contractor shall perform such additional Services as may be agreed to by both parties from time to time in writing, which, when so agreed, shall be deemed incorporated into this Agreement. The Independent Contractor shall perform Services at the direction of the President and Chief Executive Officer of the Corporation (or another senior executive officer of the Corporation as may be designated from time to time by the Board of Directors of the Corporation). As a part of the Independent Contractor's Services, the Independent Contractor shall, among other things, review, analyze, and make suggestions to the Corporation regarding all matters included in SCHEDULE A attached hereto. The Independent Contractor agrees and stipulates that this Agreement is a personal service contract under which Services shall be performed by particular agents and employees of the Independent Contractor who are subject to the approval of the Corporation from time to time. The Corporation initially approves Seymour Holtzman, Richard L. Huffsmith, Barry J. Booth, Jeffrey M. Unger, David Tarantini, Joseph F. Litchman, and Brian A. Bufalino, together with support staff directly reporting to and under the personal supervision of such individuals as required for such Services, as individuals to perform Services hereunder. The Independent Contractor shall furnish the Corporation with a properly completed Request for Taxpayer Identification Number and Certification on Form W-9, upon receipt of said Form W-9 from the Corporation.

                                    SECTION FOUR
                                    Compensation

       4.1 Subject to the provisions of this Section 4, the consideration to the Independent Contractor from the Corporation (a) for the Services previously rendered to the Corporation by the Independent Contractor under this Agreement shall consist of 307,692 shares of the Corporation's Common Stock, par value $.01 per share ("Common Stock"), which shares shall be fully vested, fully paid and non-assessable on the date of issuance thereof (but bearing appropriate restrictive legends); (b) in respect of future Services rendered after the date hereof, such additional amounts, if any, as may be approved from time to time by the Board of Directors of the Corporation which shall be reflected in invoices furnished to the Corporation by the Independent Contractor in accordance with
Section 4.3, payable by the Corporation, at its election, in the form of cash payments or vested, fully paid and non-assessable shares of Common Stock (bearing appropriate restrictive legends), in lieu of cash payments, equal in value to such cash payments); and (c) the reimbursement of actual and direct out-of-pocket expenses incurred by the Independent Contractor in the rendering of Services under this Agreement (including expenses previously incurred).

       4.2  [Intentionally Omitted.]

       4.3 Following the Effective Date, within fifteen (15) days following the end of each calendar month during the term of this Agreement in which the Independent Contractor has performed services for which it may receive additional compensation as contemplated by Section 4.1(b) above, the Independent Contractor shall furnish the Corporation with an invoice with respect to the month then ended. If the Corporation elects to pay the Independent Contractor with shares of Common Stock in respect of Services in any month, then the number of shares of Common Stock so issued shall be determined using the closing price of Common Stock as reported by the NASD OTC Bulletin Board Services (or any other national securities exchange or trading system on which shares of Common Stock are then traded) on the fifteenth (15th) day of the month following the month in which such Services were rendered. Notwithstanding anything in this
Section 4.3 to the contrary, no future services shall be provided by the Independent Contractor without the prior approval of the Corporation.

       4.4 (a)   The Services provided and to be provided by the Independent
Contractor to the Corporation include strategic business and financial advice and analysis regarding strategic business or financial transactions that may be considered by the Corporation from time to time. In consideration of such Services, the Independent Contractor shall be entitled to receive, in addition to the consideration otherwise provided for in Section 4.1 above, an additional payment (the "Transaction Fee") contingent upon the consummation of any Transaction (as defined below) during the term of this Agreement or within six
(6) months thereafter.

            (b) The Transaction Fee shall be payable in cash in an amount equal to one percent (1%) of the Transaction Value of any such Transaction.

            (c) As used herein, the term (i) "Transaction" means (v) the sale or issuance, directly or indirectly, to one or more third parties in a single transaction or a series of related transactions of securities of Little Switzerland representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (it being understood that the foregoing shall not include a rights offering by the Company of equity securities on a pro rata basis to its existing shareholders); (w) the sale, transfer or other disposition of all or substantially all of the assets of the Company to another person or entity; (x) the shareholders of Little Switzerland approve a plan of complete liquidation of Little Switzerland; (y) the merger, consolidation or other business combination of Little Switzerland with any corporation or entity, other than (1) a merger or consolidation which would result in the voting securities of Little Switzerland outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Little Switzerland or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Little Switzerland (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of Little Switzerland's then outstanding securities; or
(z) the sale or issuance, directly or indirectly, by the Company to one or more third parties in a single transaction or a series of related transactions of debt and/or equity securities of Little Switzerland, the proceeds of which are to be used to pay off or otherwise retire in full the Company's existing indebtedness to The Chase Manhattan Bank and The Bank of Nova Scotia and (ii) "Transaction Value" means the fair market value of all consideration paid or payable by the Corporation or its shareholders or affiliates, or to the Corporation or its shareholders or affiliates, in respect of such Transaction, including without limitation (A) cash, (B) the principal amount of any notes or other indebtedness issues, (C) the fair market value of any capital stock or securities, assets or rights (including, among other things, any assets contributed or transferred to any joint venture or otherwise), (D) the amount of any liabilities or debt assumed, paid or forgiven in connection with such Transaction or remaining on the balance sheet of the business or business entity acquired in or surviving such Transaction and (E) the present value of any contingent payments in connection with such transaction, assuming satisfaction or achievement in full of any future conditions or criteria for full payment thereof, discounted at a rate of nine percent (9%) per annum.

       4.5 Subject to Section 16 hereof, the Corporation shall reimburse the Independent Contractor, within thirty (30) days following receipt of documentation that satisfies the Corporation's travel and expense reimbursement policies, an amount in cash equal to the actual and direct cost of all reasonable out-of-pocket expenses incurred by the Independent Contractor in the rendering of Services under this Agreement. The Independent Contractor hereby acknowledges that it has received in writing, read and understands the Corporation's travel and expense reimbursement policies in effect as of the Effective Date.

                                    SECTION FIVE
                                      Duration

       The term of this Agreement shall continue until January 31, 2002 (the "Expiration Date"); PROVIDED, HOWEVER, that either party hereto may terminate this agreement upon thirty (30) days prior written notice to the other party. The provisions of Sections 4.3, 4.4, 12, 13 and 14 hereof shall survive any such expiration or termination of this Agreement.

                                    SECTION SIX
                                Complete Performance

       The Independent Contractor agrees to fully perform its Services throughout the term of this Agreement and further agrees to perform such Services in a manner that fulfills the spirit and purpose of this Agreement. For the purposes of this Section 6 only, it shall be assumed by the parties that any further compensation to be paid to the Independent Contractor for its Services from the Effective Date through the Expiration Date is earned at the per diem rate of $666.00 (the "Per Diem Rate"). If the Independent Contractor were to fail or refuse to completely perform its services hereunder as a result of or based upon circumstances that are within the Independent Contractor's control, the Corporation shall be entitled, upon written demand (the "Make-Whole Notice"), to receive from the Independent Contractor 150% of the Per Diem Rate to have been earned by the Independent Contractor from the date of such Make-Whole Notice to the Expiration Date.

                                   SECTION SEVEN
                                   Place of Work

       It is understood that the Services shall be rendered primarily from the Independent Contractor's offices in Wilkes-Barre, Pennsylvania, and Boca Raton, Florida, but that any approved agent or employee of the Independent Contractor shall, upon request by the Corporation and reimbursement by the Corporation for the cost thereof, travel to the Corporation's executive offices located at Charlotte Amalie, St. Thomas, U.S.V.I. or such other places as may be reasonably designated by the Corporation.

                                   SECTION EIGHT
                                Time Devoted To Work

       In performing the Services, the hours that approved agents and employees of the Independent Contractor work on any given day shall be entirely within the Independent Contractor's control and the Corporation shall rely upon the Independent Contractor to determine the number of hours reasonably necessary to fulfill the spirit and purpose of this Agreement.

                                    SECTION NINE
                          Status of Independent Contractor

       The Independent Contractor and the Corporation acknowledge and agree that the Independent Contractor shall perform the Services hereunder as an "independent contractor" and not as agent or employee of the Corporation, and nothing herein shall be construed to be inconsistent with this relationship or status. The Independent Contractor and its agents and employees shall have no express or implied authority to act for, represent, bind or obligate the Corporation in any manner whatsoever. Accordingly, except as set forth in
Section 4.1(d), it is expressly understood and agreed between the parties hereto that the Independent Contractor is solely responsible for all labor and expenses in connection with the performance of every obligation of the Independent Contractor hereunder. The Independent Contractor assumes the responsibility for furnishing the Services hereunder and shall withhold and pay when due all employment taxes required by federal, state and local laws, including, without limitation, all social security and withholding taxes, and contributions for unemployment and compensation funds. The Independent Contractor acknowledges and understands that the Corporation will not maintain worker's compensation, health or liability insurance on behalf of the employees or agents of the Independent Contractor.

                                    SECTION TEN
                              Materials and Equipment

       Except as provided herein, the Independent Contractor shall furnish, at its own expense, all materials and equipment necessary to carry out the terms of this Agreement.

                                   SECTION ELEVEN
                                   Work Standards

       The Independent Contractor shall adhere to professional standards and shall perform all Services required under this Agreement in a manner consistent with generally accepted procedural standards.

                                   SECTION TWELVE
                               Copyrights and Patents

       The Corporation shall own all copyrights and/or patents developed by the Independent Contractor while performing the Services provided under this Agreement. All improvements, discoveries, ideas, inventions, concepts, trade names, trademarks, service marks, logos, processes, products, computer programs or software, subroutines, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefor or improvements thereon, or any new designs or modifications or configurations of any kind, or work of authorship of any kind, including, without limitation, compilations and derivative works, and techniques (whether or not copyrightable or patentable) conceived, developed, reduced to practice or otherwise made by the Independent Contractor, or any of the Independent Contractor's agents or employees, and in any way related to the rendering of Services under this Agreement, shall become property of the Corporation. The Independent Contractor agrees to assign, and hereby does assign (and hereby agrees to use its best efforts to causes its agents and employees to assign), to the Corporation any and all copyrights, patents and proprietary rights in any such invention to the Corporation, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration, issuing thereon.

                                  SECTION THIRTEEN
                      Privileged and Confidential Information

       13.1 The Corporation and the Independent Contractor acknowledge that the Corporation has acquired and developed, and will continue to acquire and develop, information related to its business and its industry which is secret and confidential in character and is and will continue to be of great and unique value to the Corporation and its subsidiaries and affiliates. The term "confidential information" as used in this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Corporation or received by the Corporation from an outside source (including the Independent Contractor), which is in the possession of the Corporation, which is maintained in confidence by the Corporation or any subsidiary or affiliate of the Corporation or which might permit the Corporation or any subsidiary or affiliate of the Corporation or any of their respective customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information, including, without limitation, information concerning the Corporation's product line plans, store and brand image and trade dress developments and strategies, business plans, real estate leasing terms, conditions and plans, occupancy costs, customers, suppliers, designs, advertising plans, marketing plans, merchandising plans, market studies and forecasts, competitive analyses, pricing policies, employee lists, and the substance of agreements with landlords, tenants, subtenants, customers, suppliers and others. The term "confidential information" also includes information that the Corporation has in its possession from third parties, that such third parties claim to be confidential or proprietary, and which the Corporation has agreed to keep confidential. However, the term "confidential information" as used in this Agreement shall not include information that is generally known to the public or in the trade or has been disclosed by the Corporation in a press release or in a filing by the Corporation with the U.S. Securities and Exchange Commission. The Independent Contractor shall keep and maintain all confidential information in complete secrecy, and shall not use for itself or others, or divulge to others, any knowledge, data or other information relating to any matter which is confidential information relating to the Corporation obtained by the Independent Contractor as a result of its Services, unless authorized in writing by the Corporation in advance of such use or disclosure. All written information made available to the Independent Contractor by the Corporation, which concerns the business activities of the Corporation, shall be the Corporation's property and shall, if requested in writing by the Corporation, be delivered to it on the termination or expiration of this Agreement.

       13.2 The Independent Contractor acknowledges that money alone will not adequately compensate the Corporation for breach of any confidentiality agreement herein and, therefore, agrees that in the event of the breach or threatened breach of such agreement, in addition to other rights and remedies available to the Corporation, at law, in equity or otherwise, the Corporation shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof, and such rights and remedies shall be cumulative.

                                  SECTION FOURTEEN
                                  Indemnification

       14.1 The Independent Contractor shall defend, indemnify and hold harmless the Corporation (including, without limitation, the Corporation's successors, assigns, subsidiaries, affiliates and contractors and their respective officers, directors, employees, agents and other representatives) from and against all liabilities, losses, claims, actions, damages, expenses (including but not limited to reasonable attorneys' fees), suits and assessments (whether proven or not) based upon or arising out of damage or injury (including death) to persons or property caused by the Independent Contractor in connection with the performance of Services, or based upon any violation of any applicable statute, law, ordinance, code or regulation by the Independent Contractor. The Independent Contractor shall also defend, indemnify and hold harmless the Corporation against all liability and loss in connection with, and shall assume full responsibility for, payment of all federal, state, or local income taxes imposed or required under applicable laws with respect to Services performed and compensation paid the Independent Contractor under this Agreement.

       14.2 Notwithstanding anything contained in the preceding paragraph, the Corporation shall defend, indemnify and hold harmless the Independent Contractor (including, without limitation, the Independent Contractor's successors, assigns, subsidiaries, affiliates and contractors and their respective officers, directors, employees, agents and other representatives) from and against all liabilities losses, claims, actions, damages, expenses (including but not limited to reasonable attorneys' fees), suits and assessments (whether proven or not) based upon or arising out of damage or injury (including death) to persons or property caused by the Corporation in connection with the Corporation's performance of its obligations under this Agreement (including, but not limited to, claims based upon the material supplied to the Independent Contractor by the Corporation and utilized by the Independent Contractor in performing the Services), or based upon any violation of any applicable statute, law, ordinance, code or regulation by the Corporation.

                                  SECTION FIFTEEN
                                Compliance with Laws

       The parties agree that all obligations to be performed by the parties under this Agreement shall be performed in compliance with all then applicable federal, state and local laws and regulations.

                                  SECTION SIXTEEN
                                     Approvals

       16.1 In addition to approvals required by other Sections of this Agreement, the Independent Contractor shall seek to obtain the Corporation's written approval in advance of all expenditures in excess of four thousand dollars ($4,000.00) incurred in connection with the rendering of Services and for which the Independent Contractor seeks reimbursement from the Corporation. In addition, all estimates presented to the Corporation by the Independent Contractor for the Corporation's consideration and/or approval shall be carefully prepared and shall be based upon reasonable assumptions using the Independent Contractor's best judgment.

       16.2 All approvals by the Corporation must be in writing and shall be sought from the President and Chief Executive Officer of the Corporation, or such other person that the Board of Directors may designate in writing from time to time. As of the date of this Agreement the President and Chief Executive Officer of the Corporation is Robert L. Baumgardner. If the Corporation fails to approve in writing any matter submitted for approval within fifteen (15) days from the date of its submission, then the matter submitted for approval shall be deemed to be disapproved.

                                 SECTION SEVENTEEN
                                      Notices

       All notices and other communications required or permitted to be given under this Agreement by one party to another shall be in writing and the same shall be deemed effective when delivered (i) in person, (ii) by United States certified or registered first class or priority mail, return receipt requested,
(iii) by nationally recognized overnight delivery or courier service, or (iv) by facsimile transmission (340-774-9900) for the Corporation, and 570-820-7014 for the Independent Contractor), and addressed to the party's principal executive offices set forth on page one of this Agreement, or at such other address or facsimile telephone number as may be designated in writing by such party to the other in accordance with the requirements of this Section 17.

                                  SECTION EIGHTEEN
                                   Governing Law

       The place of this Agreement, its situs, or forum is at all times in the County of New Castle, State of Delaware, in which County and State all matters, whether sounding in contract or in tort relating to the validity, construction, interpretation, and enforcement of this Agreement, shall be determined. This Agreement shall be construed and enforced according to the laws of Delaware without regard to its principles of conflicts of laws. Any action on this Agreement or arising out of its terms and conditions shall be instituted and litigated in the courts of the State of Delaware. Accordingly, the parties submit to the jurisdiction of the courts of the State of Delaware. The prevailing party in any such litigation shall be entitled to recover its reasonable attorneys' fees in addition to any damages that may result from a breach of this Agreement.

                                  SECTION NINETEEN
                                   Miscellaneous

       This Agreement may not be modified, amended, or waived, except by a writing executed by both parties hereto. This Agreement, and all attached or referenced schedules, exhibits and attachments, constitutes the full and entire understanding and agreement between the two parties with regard to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter. The section headings herein are for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation of this Agreement or the provisions hereof. Neither this Agreement nor any interest therein, or claim thereunder, shall be assigned or transferred by the Independent Contractor to any party or parties. If any provision of this Agreement shall to any extent be invalid or unenforceable, such invalid or unenforceable provision shall be reformed to the extent required to make it valid and enforceable to the maximum extent possible under law, and the remainder of this Agreement shall not be affected thereby, with each provision hereof being valid and enforceable to the fullest extent permitted by law. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

                                   [END OF TEXT]

       IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Consulting Agreement in duplicate, each of which is deemed an original, as of the Effective Date.



ATTEST:                             LITTLE SWITZERLAND, INC.



__________________________    By:  /s/ Robert L. Baumgardner
                                   --------------------------------------
                                                (SIGNATURE)
                                        Name:  Robert L. Baumgardner
                                        Title: President


ATTEST:                             JEWELCOR MANAGEMENT, INC.



___________________________         By:  /s/ Seymour Holtzman
                                         ---------------------------------
                                                (SIGNATURE)
                                        Name: Seymour Holtzman
                                        Title: Authorized Signatory

                                                                      SCHEDULE A

                              Consulting Agreement
                                     Between
                            JEWELCOR MANAGEMENT, INC.
                                       And
                            LITTLE SWITZERLAND, INC.


                                   Dated as of
                                January 15, 2001





                                    SERVICES

       The services to be performed by the Independent Contractor are to assist in developing and assist in implementing a strategic operating plan, which assistance shall include:

      (a)    assist in seeking to reduce operating expenses and overhead;

      (b) assist in merchandising, budgeting, financing, real estate, insurance, corporate development and investor relations;

      (c) assist in seeking to identify and hire certain management level employees;

      (d)    assist in analysis and negotiation of business relationships;

      (e) assist in analysis, drafting and negotiation of arrangements with certain executive officers and others;

      (f) strategic business and financial advice in connection with any potential acquisition, disposition, business combination or other significant corporate business or financial transaction (including restructuring advice in connection with the Corporation's existing secured debt); and

      (g) such other services as the Board of Directors may reasonably request from time to time.